Exhibit 1.1

CAPITAL ONE FINANCIAL CORPORATION

$550,000,000 Floating Rate Senior Notes Due 2024

UNDERWRITING AGREEMENT

January 28, 2022

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Dear Ladies and Gentlemen:

Capital One Financial Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to Deutsche Bank Securities Inc. (the “Underwriter”) $550,000,000 aggregate principal amount of Floating Rate Senior Notes Due 2024 (the “Additional 2024 Notes” or the “Securities”) in a reopening of the existing series of previously issued and outstanding Floating Rate Senior Notes due 2024 (the “Existing Notes”). The Securities are to be issued pursuant to the provisions of a Senior Indenture dated as of November 1, 1996 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as Trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated as of November 2, 2021 (the “Supplemental Indenture” and together with the Base Indenture, the “Senior Indenture”) between the Company and the Trustee. The Company previously issued $350,000,000 aggregate principal amount of the Existing Notes under the Senior Indenture. The Additional 2024 Notes constitute a further issuance of, will be consolidated with, and will form part of the same series of notes as the Existing Notes. Except for the issue date and the price to the public, the Additional 2024 Notes will have the same terms as the Existing Notes and will have the same CUSIP and ISIN numbers as and will be fungible with, the Existing Notes as described in the Disclosure Package (as defined below). The Additional 2024 Notes and the Existing Notes will be treated as a single series of securities and trade interchangeably for all purposes under the Senior Indenture.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-254191) under the Securities Act of 1933, as amended (the “Securities Act”) in respect of its senior debt securities, subordinated debt securities, shares of its preferred stock, depositary shares, shares of its common stock, purchase contracts, warrants and units (as amended through the date of this Agreement, being herein referred to as the “Registration Statement”). Such Registration Statement has become effective. The Registration Statement contains a base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto but shall not include any free writing prospectus (as such term is used in Rule 405 under the Securities Act). Any Prospectus or preliminary prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be. The Company also has prepared and filed (or will file) with the Commission the Issuer Free Writing Prospectuses (as defined below) set forth on Schedule I hereto. All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company $550,000,000 aggregate principal amount of Securities, at a price (the “Purchase Price”) equal to 99.800% of the principal amount thereof, plus accrued interest thereon, if any, from December 6, 2021 to the date of payment and delivery.

3. Terms of Public Offering. The Company is advised by the Underwriter that the Underwriter proposes (i) to make a public offering of the Securities as soon after the execution hereof as practicable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

4. Delivery and Payment. The Company will deliver, or cause to be delivered, the Securities to the Underwriter for the account of the Underwriter against payment by or on behalf of the Underwriter of the Purchase Price by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least twenty-four hours in advance, by causing the Trustee as registrar, to register the Securities in the name of Cede & Co., or such other nominee as The Depository Trust Company (“DTC”) may designate, and shall cause DTC to credit the Securities to the account of Deutsche Bank Securities Inc. at DTC. The time and date of such delivery and payment shall be 10:00 a.m., New York City time on the third business day following the date of the Prospectus (the “Closing Date”), or such other time and date as the Underwriter and the Company may agree upon in writing.

5. Agreements of the Company. The Company agrees with the Underwriter:

(a) To file the Prospectus with the Commission pursuant to Rule 424(b)(5) not later than the second business day following the execution and delivery of this Agreement.

(b) During the period beginning at the Time of Sale (as defined below) and ending on the later of the Closing Date or such date as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriter or any dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package (as defined below) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement.

(c) If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended and supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the judgment of the Company it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriter of any such event or condition and (ii) promptly prepare (subject to paragraph (b) above), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement be declared effective) and furnish at its own expense to the Underwriter and to any dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(d) The Company will prepare a final term sheet for the Securities containing only a description of the Securities, in a form approved by the Underwriter, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(e) The Company represents that (other than the Final Term Sheet) it has not made, and agrees that, unless it obtains the prior written consent of the Underwriter, it will not make, any offer relating to the Securities that would constitute an issuer free writing prospectus as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of any Free Writing Prospectus included in Schedule I hereto. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied or will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by the Underwriter of (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule I hereto, or (iii) (x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet.

(f) To advise the Underwriter promptly and, if requested by the Underwriter, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or the Disclosure Package or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iii) of the happening of any event during the Prospectus Delivery Period which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. To prepare and file with the Commission, promptly upon the Underwriter’s reasonable request, any amendment or supplement to the Registration Statement, the Base Prospectus, the Prospectus or the Disclosure Package which may be necessary or advisable in connection with the distribution of the Securities by the Underwriter, and to use its best efforts to cause any such post-effective amendment to the Registration Statement to become promptly effective. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

(g) To furnish to the Underwriter, without charge, signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to the Underwriter such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as the Underwriter may reasonably request.

(h) During the Prospectus Delivery Period, to furnish to the Underwriter and any dealer as many copies of the Base Prospectus and the Prospectus (each as amended or supplemented) as the Underwriter or any such dealer may reasonably request.

(i) Prior to any public offering of the Securities, to cooperate with the Underwriter and counsel for the Underwriter in connection with the registration or qualification of the Securities for offer and sale by the Underwriter and by any dealers under the state securities or Blue Sky laws of such jurisdictions as the Underwriter may request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified or take any action that would subject it to service of process in suits other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.

(j) To make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k) If at any time during the five year period after the date of this Agreement, the Company ceases to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Securities a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of changes in stockholders’ equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as reasonably practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

(l) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Securities Act of the Base Prospectus, each preliminary prospectus and all amendments and supplements to any of them prior to or during the Prospectus Delivery Period, any Issuer Free Writing Prospectus and the Disclosure Package, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the Prospectus Delivery Period, (iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriter relating to such registration or qualification and memoranda relating thereto), (iv) filings and clearance with the Financial Industry Regulatory Authority, Inc. in connection with the offering, (v) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriter or by any dealers to whom Securities may be sold, (vi) the rating agencies in connection with the ratings of the Securities and (vii) the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee.

(m) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities; provided, however, the Company may, at any time, offer or sell or announce the offering of commercial paper issued in the ordinary course of business.

(n) To apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Prospectus.

(o) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

(p) Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

6. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date, that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best of the Company’s knowledge, no proceedings for such purpose are pending before or threatened by the Commission. No order preventing the use of any preliminary prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(c) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405, that initially became effective within three years of the date hereof.

(d) The Company has not received from the Commission any notice pursuant to Rule 401(g) objecting to the use of the automatic shelf registration statement form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriter, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Underwriter, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Underwriter of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(e) The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f) (i) At the respective times the Registration Statement and any post-effective amendment thereto became or becomes effective prior to the Closing Date, neither the Registration Statement nor such amendment included or will include an untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (f) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof and (iv) the documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission prior to the Closing Date, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together and with the other information in the Prospectus, as of the date of the Prospectus and at all times subsequent thereto up to the Closing Date, did not and will not contain an untrue statement of material fact or did not and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The term “Disclosure Package” shall mean (i) the Base Prospectus, including the preliminary prospectus supplement dated January 28, 2022, as amended or supplemented at the Time of Sale (as defined below), and (ii) the Issuer Free Writing Prospectus identified on Schedule I hereto relating to the Securities. As of the Time of Sale, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof. As used in this paragraph and elsewhere in this Agreement “Time of Sale” shall mean 9:50 a.m., New York City time, on January 28, 2022.

(h) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(i) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriter’s distribution of the Securities, any offering materials in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, and any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter and included in Schedule I hereto.

(j) The Company and each of its subsidiaries that is a “Significant Subsidiary” within the meaning of such term as defined in Rule 1-02 of Regulation S-X of the Commission (the “Significant Subsidiaries”) is validly existing as a corporation (or, in the case of each of Capital One Bank (USA), National Association and Capital One, National Association, as a national banking association organized under the laws of the United States) in good standing under the laws of its jurisdiction of incorporation and has in all material respects the corporate power and authority to operate its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(k) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company’s Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

(l) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Senior Indenture and delivered to the Underwriter against payment therefor as provided by this Agreement, will be entitled to the benefits of the Senior Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) equitable principles of general applicability.

(m) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms except as may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) equitable principles of general applicability and (iii) applicable law limiting rights to indemnity and contribution hereunder.

(n) The Senior Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms except as may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) equitable principles of general applicability and (iii) applicable law limiting rights to indemnity and contribution hereunder.

(o) The Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus and the Disclosure Package.

(p) Neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or by-laws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness material to the Company and its subsidiaries, taken as a whole, or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound.

(q) The execution, delivery and performance of this Agreement, the Senior Indenture and the Securities and compliance by the Company with all the provisions hereof and thereof and the consummation by the Company of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except those that have been previously received from the U.S. Department of the Treasury and the Federal Reserve Board and as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Significant Subsidiaries or any material indenture, agreement, or other instrument to which it or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its Significant Subsidiaries or their respective property.

(r) Except as otherwise set forth in the Disclosure Package, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

(s) The Company and each of its Significant Subsidiaries are in compliance in all material respects with all laws administered by and regulations of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, and any other federal or state bank regulatory authority with jurisdiction over the Company or any of its subsidiaries (the “Bank Regulatory Authorities”), other than where such failures to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”), as are necessary to own, lease and operate its respective properties that are material to the Company and its subsidiaries, taken as a whole, or to the conduct of the business of the Company and its subsidiaries, taken as a whole; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Disclosure Package and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole.

(u) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(v) The consolidated financial statements, together with related schedules and notes forming part of the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such consolidated financial statements and the books and records of the Company. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(w) The Company is not, and will not be after giving effect to the consummation of the transactions contemplated by this Agreement, including the application of the net proceeds from the sale of the Securities, required to register as an “investment company” under the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to take any other action with respect to or under the Investment Company Act for such transactions or the offer and sale of the Securities as contemplated hereunder.

(x) The Company maintains (i) effective internal control over financial reporting as defined under Rule 13a-15(f) and 15d-15(f) under the Exchange Act, and effective disclosure controls and procedures as defined in Rule 13a-15(e) under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) Except as disclosed in the Prospectus and the Disclosure Package, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z) None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has (i) taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; or (ii) violated or is in violation of any provision of the FCPA, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law. The Company and its subsidiaries have instituted, maintain and enforce, and reasonably expect to continue to maintain and enforce, policies and procedures designed to ensure compliance with applicable anti-bribery and anti-corruption laws.

(aa) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is currently the subject or target of any sanctions administered or enforced by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), or is located or organized in a country or territory that is the subject or target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of or with any person or entity or in any country or territory that, at the time of such financing, is the subject or target of Sanctions (ii) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering of the Securities, whether as an underwriter, advisor, investor or otherwise).

(bb) The operations of the Company and its subsidiaries are in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the applicable anti-money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company and its subsidiaries (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(dd) Except as disclosed in the Prospectus and the Disclosure Package, or in any document incorporated by reference therein or except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (A)(x) the Company is not aware of any security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, websites, applications, hardware, software, data (including the data of customers, employees, suppliers, vendors and any other third party data), equipment or technology (collectively, “IT Systems and Data”) used in the business of the Company and its subsidiaries; and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (B) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices, and have implemented and maintain controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

7. Representations and Warranties of the Underwriter. The Underwriter hereby represents and agrees that it has not and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act without the prior consent of the Company or as permitted in Section 5(e) above and that Schedule I hereto is a complete list of any free writing prospectuses for which the Underwriter has received such consent.

8. Indemnification. (a) The Company agrees to indemnify and hold harmless the Underwriter, each of its directors, officers and agents, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages, liabilities and judgments arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus (each as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8(c).

(b) In case any action shall be brought against any indemnified party based upon any preliminary prospectus, the Registration Statement, the Prospectus or the Disclosure Package or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such indemnified party shall promptly notify the Company in writing and the Company shall have the right to participate therein and, to the extent that it may elect by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the Company and such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the Underwriter, and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(c) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter but only to the extent of losses, claims, damages, liabilities and judgments arising out of or based upon information relating to the Underwriter furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Base Prospectus, the Disclosure Package or the Prospectus. The Underwriter confirms that the Underwriter’s name on the cover page of the preliminary prospectus supplement and the Prospectus and the Underwriter’s name in the table in the first paragraph and the statements set forth in the third paragraph, the third sentence of the sixth paragraph, the seventh paragraph, the eighth paragraph, the ninth paragraph, the first sentence of the tenth paragraph, and the eleventh paragraph under the heading “Underwriting” in the preliminary prospectus supplement and the Prospectus were furnished in writing to the Company by or on behalf of the Underwriter expressly for use therein. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 8(b) hereof.

(d) If the indemnification provided for in paragraphs (a), (b) and (c) of this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same respective proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Underwriter’s affiliates, officers, directors and agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

9. Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the Securities under this Agreement is subject to the satisfaction of each of the following conditions:

(a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b) The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of the Company, contemplated by the Commission.

(c) The Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433.

(d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act.

(e) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Registration Statement and the Prospectus, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth or contemplated in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date, the Underwriter shall have received a certificate dated the Closing Date, signed by the Treasurer of the Company, confirming the matters set forth in paragraphs (a), (b), (c), (d) and (e) (i) – (iii) of this Section 9.

(f) [Reserved.]

(g) The Underwriter shall have received on the Closing Date an opinion (reasonably satisfactory to the Underwriter and counsel for the Underwriter, as applicable), dated the Closing Date, of Davis Polk & Wardwell LLP, special counsel to the Company.

(h) The Underwriter shall have received on the Closing Date, an opinion, dated the Closing Date, of Mayer Brown LLP, counsel for the Underwriter, covering such matters as the Underwriter may request.

(i) The Underwriter shall have received letters on and as of the date hereof and on and as of the Closing Date, in form and substance satisfactory to the Underwriter, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, any preliminary prospectus and the Prospectus.

(j) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution of this Agreement.

This Agreement may be terminated at any time prior to the Closing Date by the Underwriter by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus and since the Time of Sale, any material adverse change or development involving a prospective material adverse change (including, without limitation, the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority) in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the earnings, affairs, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, in the judgment of the Underwriter, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic conditions or in the financial markets of the United States or elsewhere that, in the judgment of the Underwriter, is material and adverse and would, in the judgment of the Underwriter, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities generally, or in the securities of the Company listed, on the New York Stock Exchange, the NYSE American or The Nasdaq Stock Market, or a limitation on prices on any such exchange, (iv) a material disruption in securities settlement that makes it impracticable to deliver the Securities in the manner contemplated by the Prospectus, or (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Underwriter has a material adverse effect on the financial markets in the United States.

If on the Closing Date the Underwriter shall fail or refuse to purchase and pay for the Securities and arrangements satisfactory to the Company for purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of the Company. In any such case, the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve the Underwriter from liability in respect of any default of the Underwriter under this Agreement.

11. No Agency or Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Underwriter has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriter has not provided any legal accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company acknowledges that none of the activities of the Underwriter in connection with the offering of the Securities constitutes a recommendation, investment advice, or solicitation of any action by the Underwriter with respect to the Company.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that the Underwriter is a Covered Entity (as defined below) and becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter is a Covered Entity or a BHC Act Affiliate (as defined below) of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Capital One Financial Corporation, 1680 Capital One Drive, McLean, Virginia 22102, Attention: Managing Vice President, Treasury Capital Markets, and (b) if to the Underwriter, to Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, United States of America, Attention: Debt Capital Markets Syndicate, with a copy at the same address to: Attention: General Counsel, Facsimile: (646) 374-1071; or in any case to such other address as the person to be notified may have requested in writing.

14. Representations and Indemnities to Survive. The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

15. Reimbursement of the Underwriter’s Expenses. If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to satisfy any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by the Underwriter.

16. Successors. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter, any director or officer of the Company referred to herein, any controlling persons referred to herein, any agent referred to herein, any affiliate referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the Underwriter merely because of such purchase.

17. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof.

18. Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, OR RELATED TO, THIS AGREEMENT.

19. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Signature pages may be electronically executed and delivered, including by facsimile, any electronic method complying with the federal ESIGN Act (e.g., DocuSign) or by wet ink signature captured on a pdf email attachment, and any signature pages so executed and delivered shall be valid and binding for all purposes. The foregoing provision supersedes any other consent signed by the parties related to the electronic signature and delivery of this Agreement.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriter.

Very truly yours, CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Thomas A. Feil
Name: Thomas A. Feil
Title: Senior Vice President and Treasurer

[Signature Page to Underwriting Agreement]

Accepted:
DEUTSCHE BANK SECURITIES INC.

By:	/s/ Anguel Zaprianov

Name:	Anguel Zaprianov

Title:	Managing Director

By:	/s/ Mai-Yin Picard

Name:	Mai-Yin Picard

Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

[Term Sheet]

CAPITAL ONE FINANCIAL CORPORATION

$550,000,000 RE-OPENING OF FLOATING RATE SENIOR NOTES DUE 2024

Summary of Terms for Issuance

Issuer:	Capital One Financial Corporation

Security:	Floating Rate Senior Notes due 2024

Principal Amount:	$550,000,000

Net Proceeds to Issuer (before expenses):	$548,900,000[1]

Ranking:	Senior Unsecured

Expected Security Ratings: *	Baa1 / BBB / A- (Moody’s / S&P / Fitch)

Trade Date:	January 28, 2022

Settlement Date: **	February 2, 2022 (T+3)

Maturity Date:	December 6, 2024

Payment Frequency:	Quarterly

Day Count/Business Day Convention:	Actual/360; Modified Following, Adjusted

Price to Public:	100.000% of principal amount, plus Accrued Interest

Fungibility:	The new Floating Rate Senior Notes due 2024 (the “Additional 2024 Notes” or “notes”) will constitute an additional issuance of, and will form a single series and be fungible with, the $350,000,000 aggregate principal amount of the Issuer’s outstanding Floating Rate Senior Notes due 2024 issued on December 6, 2021 (the “Existing Notes”). After giving effect to the issuance of the Additional 2024 Notes, there will be $900,000,000 aggregate principal amount of the Issuer’s Floating Rate Senior Notes due 2024 outstanding. The Additional 2024 Notes will have the same terms as the Existing Notes, other than the issue date and price to the public, will have the same CUSIP and ISIN numbers as the Existing Notes, and will trade interchangeably with the Existing Notes immediately upon settlement.

Interest Rate:	Base Rate plus the Spread payable quarterly in arrears.

[1]

Plus interest deemed to have accrued from and including December 6, 2021 to, but excluding February 2, 2022 (the “Accrued Interest”), such interest to be calculated in accordance with the provisions under “Description of the Notes—Floating Rate Period Interest Rates” in the preliminary prospectus supplement; provided that, SOFR in respect of February 1, 2022, shall be the Secured Overnight Financing Rate as provided by the New York Federal Reserve at approximately 8:00 a.m. (New York time) on February 2, 2022, and accrued interest, if any, from February 2, 2022, if settlement occurs after that date.

Base Rate:	SOFR (compounded daily over a quarterly Floating Rate Interest Payment Period in accordance with the specific formula described in the Prospectus Supplement (as defined below)). As further described in such Prospectus Supplement, (i) in determining the Base Rate for a U.S. Government Securities Business Day, the Base Rate generally will be the rate in respect of such day that is provided on the following U.S. Government Securities Business Day and (ii) in determining the Base Rate for any other day, such as a Saturday, Sunday or holiday, the Base Rate generally will be the rate in respect of the immediately preceding U.S. Government Securities Business Day that is provided on the following U.S. Government Securities Business Day.

Spread (Plus or Minus):	Plus 69 bps

Index Maturity:	Daily

Floating Rate Interest Payment Periods:	Quarterly; with respect to a Floating Rate Interest Payment Date, the period from and including the second most recent Floating Rate Interest Payment Period End-Date (or from and including December 6, 2021 in the case of the first Floating Rate Interest Payment Period) to but excluding the immediately preceding Floating Rate Interest Payment Period End-Date; provided that (i) the Floating Rate Interest Payment Period with respect to the final Floating Rate Interest Payment Date (i.e., the Maturity Date, or, if the notes are redeemed, the redemption date) will be the period from and including the second-to-last Floating Rate Interest Payment Period End-Date to but excluding the Maturity Date or redemption date, as applicable, and (ii) with respect to such final Floating Rate Interest Payment Period, the level of SOFR for each calendar day in the period from and including the Rate Cut-Off Date to but excluding the Maturity Date or redemption date, as applicable, shall be the level of SOFR in respect of such Rate Cut-Off Date.

Floating Rate Interest Payment Period End-Dates:	March 6, June 6, September 6 and December 6 of each year, beginning on March 6, 2022 and ending on the Maturity Date, or, if the notes are redeemed, the redemption date; provided that if any scheduled Floating Rate Interest Payment Period End-Date, other than the Maturity Date or redemption date, as applicable, falls on a day that is not a business day, it will be postponed to the following business day, except that, if that business day would fall in the next calendar month, the Floating Rate Interest Payment Period End-Date will be the immediately preceding business day. If the scheduled final Floating Rate Interest Payment Period End-Date (i.e., the Maturity Date or redemption date, as applicable) falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled final Floating Rate Interest Payment Period End-Date.

Floating Rate Interest Payment Dates:	The second business day following each Floating Rate Interest Payment Period End-Date; provided that the Floating Rate Interest Payment Date with respect to the final Floating Rate Interest Payment Period will be the Maturity Date, or, if the notes are redeemed, the redemption date. If the scheduled Maturity Date or redemption date, as applicable, falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or redemption date, as applicable.

Rate Cut-Off Date:	The second U.S. Government Securities Business Day prior to the Maturity Date, or, if the notes are redeemed, the second U.S. Government Securities Business Day prior to the redemption date.

U.S Government Securities Business Day:	Any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Business Day:	New York, New York, Chicago, Illinois and McLean, Virginia

Optional Redemption:	The Issuer may redeem the notes at its option on December 6, 2023 (which is the date that is one year prior to the Maturity Date), in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date upon not less than 10 nor more than 60 days’ prior notice given to the holders of the notes to be redeemed.

CUSIP/ISIN:	14040H CL7 / US1404HCL78

Book-Running Manager:	Deutsche Bank Securities Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**

Note: Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day before delivery will be required by virtue of the fact that the notes initially will settle in three business days to specify alternative settlement arrangements to prevent a failed settlement.

Capital One Financial Corporation has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents Capital One Financial Corporation has filed with the SEC and incorporated by reference in such documents for more complete information about Capital One Financial Corporation and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain a copy of these documents by contacting Deutsche Bank Securities Inc. at 1 (800) 503-4611.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SI-4